EXHIBIT 10.28


                             TERM NOTE


$7,500,000                                   Kansas City, Missouri
And Interest                                 December 30, 1994



     FOR VALUE RECEIVED, the undersigned promises to pay to the order of UMB Bank, n.a. (hereinafter called "Bank"), at its main office in Kansas City, Missouri, the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) in quarterly installments of principal plus interest payable as follows:
$312,500 plus accrued interest on the first day of April, 1995 and $312,500 plus accrued interest on the first day of each succeeding July, October, January and April through and including October 1, 1997 and a final payment in the amount of $4,062,500 plus accrued interest on January 1, 1998 until the whole sum is fully paid with interest from date at the rate per annum of 125 basis points over the UMB Federal Funds Rate, adjusted on the first day of each calendar quarter. For purposes hereof, the UMB Federal Funds Rate is that rate which the Bank states from time to time to be the UMB Federal Funds Rate. If any of said installments are not paid when due, then all remaining installments shall immediately become due and payable. Interest hereunder shall be computed on the basis of days elapsed and assuming a 360-day year. Each installment shall be applied first to payment of accrued interest and then to reduction of the principal sum. This Note shall bear interest after maturity at a rate 2% greater than the rate otherwise payable hereon.

     Upon the occurrence of any of the following events: failure of the undersigned to pay any amount due hereunder when the same is due and payable; failure of the undersigned to pay or perform any other obligation of the undersigned to the holder hereof; the dissolution of or termination of existence of the undersigned; the failure of the undersigned to pay its debts as they mature; the appointment of a receiver for any part of the property of the undersigned, and an assignment for the benefit of the creditors of the undersigned, or the commencement of any proceedings under bankruptcy or insolvency laws by or against the undersigned, then this Note and all other obligations of the undersigned to the Bank shall immediately become due and payable in full without notice or demand.
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     The Bank's acceptance of the partial payment of any sum due hereunder after any event of default or after maturity hereof shall not prevent the Bank from exercising its rights granted in this Note or any other documents or by applicable law and shall not rescind, waive or otherwise affect any acceleration or any other exercise by the Bank of any of its rights hereunder or thereunder. The undersigned agrees that time is of the essence. If any provision of this Note violates the law or is in any way unenforceable, all other provisions of this Note shall remain valid.

     The undersigned shall furnish to the Bank such information and reports regarding the undersigned's financial condition and operations, and such other matters as the Bank may from time to time reasonably request. Specifically, and without limitation on the foregoing, the undersigned shall provide to the Bank upon reasonable request, current financial statements for the undersigned including, but not limited to balance sheets and statements of profit and loss.

     The undersigned shall comply with all federal, state and local laws statutes, regulations, standards, rules, ordinances and other orders pertaining to the environment, hazardous substances, pollutants or contaminants (hereinafter referred to as "Environmental Regulations") and shall promptly deliver to the Bank copies of any notice or other communication received by the undersigned alleging a violation of, or a failure to maintain any permit or license required by, any Environmental Regulation if any such alleged violation or failure is reasonably likely to result in a material adverse effect on the undersigned, financial or otherwise. For purposes hereof, "material adverse effect" shall mean an expense, obligation or liability of the undersigned incurred as a result of or in connection with such alleged violation or failure which is in an amount in excess of One Million Dollars ($1,000,000). The undersigned represents and warrants that it has obtained and shall keep in force all licenses and permits required in connection with any operations conducted by it.

     The loan evidenced by this Note has been made, and this Note has been delivered, at the Bank's office indicated above, and such loan, this Note and the rights, obligations and remedies of the Bank and the undersigned shall be governed by and construed in accordance with the laws of the state of Missouri. All obligations of the undersigned, and the rights, powers and remedies of Bank, expressed herein shall be in addition to, and not in limitation of, those provided by law or in any written agreements or instruments (other than this Note) relating to any obligation of the undersigned to the Bank.
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     To the extent, if any, permitted by applicable law, the
undersigned agrees to pay all expenses of the holder in collecting this Note, including reasonable attorneys fees and any and all claims, demands, judgments, penalties, fines, liabilities, costs, damages and expenses incurred by the Bank, either directly or indirectly in connection therewith. The undersigned warrants and represents that all loan proceeds of the indebtedness evidenced hereby are to be used exclusively for business purposes of the undersigned.

     Demand for payment, notice of nonpayment, protest, notice of dishonor, diligence or suit are hereby waived by all parties liable hereon. Any failure by any holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter. No setoff or counterclaim of any kind claimed by any person liable under this Note shall stand as a defense to the enforcement of payment of this Note against any such person, it being agreed that any such setoff or counterclaim must be maintained by separate suit or action. In the event of the occurrence of an event of default, the holder hereof may apply all balances, credits, deposits, accounts or monies of the undersigned held by the holder in any capacity, whether or not the same are due, toward the payment of all amounts due and payable under this Note.


                                 CASEY'S GENERAL STORES, INC.



                                 By: /s/ Douglas K. Shull
                                     --------------------
                                     Treasurer
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              [LETTERHEAD OF CASEY'S GENERAL STORES, INC.]

                                   January 11, 1995




Mr. Terry Dierks
Senior Vice President
UMB Bank, n.a.
P.O. Box 419226
Kansas City, MO  64141-6226

     RE:  $7,500,000 Term Loan

Dear Mr. Dierks:

     Pursuant to your commitment letter of December 2, 1994, this will set forth the agreement between Casey's General Stores, Inc. (the "Company") and UMB Bank, n.a. (the "Bank") with respect to the additional covenants that the Company will abide by during the term of the $7,500,000 Term Loan extended to the Company by the Bank as of December 30, 1994 (the "Loan").

     The Company agrees, for so long as the Loan remains outstanding, to abide by the covenants set forth in Sections 6.1 through 6.9 and 7.1 through 7.10, inclusive, of the Note Agreement dated as of February 1, 1993 between the Company and Principal Mutual Life Insurance Company and Nippon Life Insurance Company of America with respect to the Company's 7.70% Senior Notes due December 15, 2004. For the purpose of this agreement, an Event of Default under the Note Agreement dated February 1, 1993 constitutes an event of default with respect to all credit extended to the Company by the Bank. The Company further agrees to provide the Bank with copies of any amendments or modifications changing the covenants listed above. The financial information and reports referred to in Section 6.6 of the Note Agreement will be furnished to the Bank at the times and as set forth therein.


                                   Sincerely,


                                   Douglas K. Shull
                                   ----------------
                                   Douglas K. Shull
                                   Treasurer
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          Accepted and agreed to this 13th day of January, 1995.




                                   UMB BANK, n.a.




                                 By: /s/ Terry Dierks
                                     ---------------------
                                     Terry Dierks
                                     Senior Vice President


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